UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

General Description of the Merger Agreement

On April 30, 2026, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (“Shuttle” or “Acquiror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shuttle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Shuttle (“Merger Sub”) and United Dogecoin Inc., a Delaware corporation (the “Company”). The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the closing of the Transactions is referred to herein as the “Closing”.

Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Closing, the Acquiror will file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (such time of the filing of the Certificate of Merger, the “Effective Time”), in accordance with the General Corporation Law of the State of Delaware. Pursuant to the Certificate of Merger, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as the Surviving Corporation (as defined in the Merger Agreement). As a result of the Merger, the Company will become a direct wholly owned subsidiary of Acquiror. At the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation. The Closing is expected to occur on Monday, May 4, 2026 (the “Closing Date”).

Transaction Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holders of any existing common stock of the Company (the “Existing Company Common Stock”): (i) each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Company (the “Company Common Stock”); and (ii) each share of Existing Company Common Stock of the Company (collectively, the “Existing Company Stock”) issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a portion of the Merger Consideration (as defined herein), consisting of a newly designated Series B-1 convertible preferred stock, par value $0.00001 per share, of the Acquiror (the “Series B-1 Preferred Stock”), with each holder of such shares receiving, for each share of Existing Company Stock held immediately prior to the Effective Time, a pro rata portion of the Merger Consideration. The shares of Series B-1 Preferred Stock issued in connection with the Merger is referred to as the “Merger Consideration.” Shuttle intends to file a Certificate of Designations, Preferences, and Rights of the Series B-1 Preferred Stock, immediately prior to the Closing.

Subject to the receipt by the Acquiror of stockholder approval (the “Requisite Approval”) for the issuance of shares of common stock in connection with the conversion of the Series B-1 Preferred Stock (the “B-1 Share Conversion”), each share of Series B-1 Preferred Stock will be convertible into 4,033 shares of common stock of the Acquiror, par value $0.00001 (the “Acquiror Common Stock”) with an initial conversion price of $1.24 per share, subject to adjustment and subject to a beneficial ownership limitation of 4.99% (or up to 19.99% at the election of the holder).

In addition, holders of Existing Company Stock shall be entitled to receive up to 118,038,551 pre-funded warrants (“Pre-Funded Warrants”) exercisable for a like number of shares of Acquiror Common Stock upon the new wholly-owned subsidiary meeting certain Milestone Events (as defined in the Merger Agreement). Such Pre-Funded Warrants will be issuable only in the event the Acquiror obtains the Requisite Approval.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by Acquiror, the Company, and Merger Sub as of the date of the Merger Agreement or other specific dates solely for the benefit of certain of the parties to the Merger Agreement, which in certain cases are subject to specified exceptions and materiality, Company Material Adverse Effect or Acquiror Material Adverse Effect (each as defined in the Merger Agreement), knowledge and other qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

In the Merger Agreement, the Company made certain customary representations to Acquiror including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents and non-contravention; (3) government approvals; (4) capitalization; (5) financial statements and internal controls; (6) compliance with laws; (7) absence of certain conditions; (8) no undisclosed liabilities; (9) ownership and control of digital assets and other property and equipment; (10) litigation; (11) contracts; (12) employee benefit plans; (13) labor and employment; (14) taxes; (15) intellectual property; (16) data protection and data privacy; (17) information technology; (18) real property; (19) anti-bribery, trade controls compliance; (20) insurance; (21) competition regulation; (22) environmental matters; (23) customers and suppliers; (24) brokers; (25) affiliate agreements; and (26) assets.

In the Merger Agreement, Acquiror and Merger Sub made certain customary representations and warranties to the Company, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents, non-contravention and governmental approvals; (3) compliance with laws; (4) employee benefit plans; (5) indebtedness; (6) taxes; (7) brokers; (8) SEC reports, financial statements and the Sarbanes-Oxley Act; (9) business activities and absence of certain changes; (10) data protection and data privacy; (11) information technology; (12) litigation; (13) no outside reliance; (14) capitalization; (15) Nasdaq quotation; (16) affiliate agreements; (17) anti-bribery and economic sanctions; and (18) labor and employment.

Covenants of the Parties

The Merger Agreement contains a number of covenant obligations of the Acquiror and the Company, as of the date of the Merger Agreement or other specific dates, as further set forth below.

In the Merger Agreement, among other things, the Company covenants to deliver to Acquiror, within seventy-five (75) days after the Closing Date, audited interim financial statements prepared in accordance with GAAP and Regulation S-X, along with any other financial statements required for the Proxy Statement, including pro forma financials.

In the Merger Agreement, among other things, the Acquiror covenants to: (1) provide the Company reasonable access to its properties, books, and personnel from Closing until the B-1 Share Conversion is effective (the “Conversion Effective Time”); (2) indemnify and hold harmless current and former directors and officers of both parties for pre-Closing matters to the fullest extent permitted by law and organizational documents, including advancement of expenses; (3) maintain or cause to be maintained, directors’ and officers’ liability insurance that provides (i) extended coverage for pre-Closing directors and officers for six years after the Effective Time and (ii) ongoing coverage for post-Closing directors and officers on terms consistent with market standards for companies of similar size and listing status; (4) from and after the Closing until the Conversion Effective Time, operate its business in the ordinary course consistent with past practice; (5) promptly following the Closing, and in any event no less than fifteen (15) Business Days following the Closing, cause the assets and liabilities of Acquiror existing immediately prior to the Closing to be transferred to a newly established Subsidiary of Acquiror, the purpose of which shall be to continue the current business and operations of Acquiror; (6) use its best efforts to consummate a private placement offering in an aggregate amount of at least $10,000,000; and (7) prior to the B-1 Share Conversion, obtain conditional approval of its listing application from Nasdaq in connection with the Transactions.

In the Merger Agreement, among other things, Acquiror and the Company each jointly covenant to: (1) use commercially reasonable efforts to obtain any required government or regulatory consents, consents of third-parties, if required, and take such actions reasonably necessary to consummate the Transactions; (2) as promptly as practicable, to file a proxy statement to solicit votes of Acquiror stockholders for the approval of, among other things, the issuance of Acquiror Common Stock upon the conversion of the Series B-1 Preferred Stock; (3) transfer taxes, if any, shall be borne by the Acquiror; (4) that the Merger be treated as a “reorganization” within the meaning of Section 368(a) of the Code (the “Section 368 Treatment”) and that the Merger and PIPE Financing be treated as an integrated transaction; (5) that each party shall not disclose any Confidential Information (as defined in the Merger Agreement) and shall issue a joint press release relating to the Merger; (6) promptly notify each respective party of certain matters as set forth in the Merger Agreement; (7) cooperate on the assumption of outstanding Company stock options by the Acquiror and the entry by the Acquiror into certain employment agreements with current employees of the Company.

In addition, effective at the Effective Time, the Acquiror has agreed that Ryan Trasolini, Chief Executive Officer of the Company, shall be appointed Co-Chief Executive Officer of the Acquiror.

Financial Advisor Fees

In connection with the Merger, the Acquiror has agreed to issue to E.F. Hutton & Co. (i) 750 shares of Series B-1 Preferred Stock convertible, subject to Requisite Approval, into 3,024,749 shares of Acquiror Common Stock at a conversion price of $1.24 per share, subject to adjustment and subject to a beneficial ownership limitation of 4.99% (or up to 19.99% at the election of the holder), and (ii) Pre-Funded Warrants to purchase up to and aggregate of 11,066,114 shares of Acquiror Common Stock upon the achievement of the Milestone Events (subject to Requisite Approval).

Survival

Subject to the limitations set forth in the Merger Agreement, the Surviving Representations (as defined in the Merger Agreement) shall survive the Effective Time until the date that is twelve (12) months from the Effective Time. Other than the Surviving Representations, none of the representations, warranties, covenants or agreements shall survive the Effective Time, other than (i) those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time and (ii) covenants and agreements related to Tax Treatment, as set forth in greater detail in the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Acquiror, the Company or Merger Sub. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Acquiror’s public disclosures.

PIPE Financing

On April 30, 2026, the Acquiror entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors party thereto (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Acquiror agreed to issue (i) $11,000,000 of a newly designated Series B-2 convertible preferred stock, par value $0.00001 (the “Series B-2 Preferred Stock”) and (ii) common stock purchase warrants (the “Common Warrants”) to purchase up to 100% of the number of shares of Common Stock underlying the Series B-2 Convertible Preferred Stock as of the Closing Date, exercisable for a period of three (3) years at an exercise price of $1.03 per share (the “PIPE Financing”). Shuttle intends to file a Certificate of Designations, Preferences, and Rights of the Series B-2 Preferred Stock, immediately prior to the Closing.

Upon subsequent receipt of Stockholder Approval (as defined in the Securities Purchase Agreement), the shares of Series B-2 Convertible Preferred Stock will be automatically convertible (the “B-2 Share Conversion” and together with the B-1 Share Conversion, the “Conversions”), at a conversion price of $1.03 (subject to adjustment), into an aggregate of approximately 9,708,738 shares of Company Common Stock, subject to customary beneficial ownership limitations.

In addition, the Acquiror agreed to issue to the Purchasers Pre-Funded Warrants to purchase 10,679,612 shares of Common Stock in the aggregate (for a total of up to 34,932,064 shares of Acquiror Common Stock (the “Milestone Shares”) in the aggregate) if all three Milestone Events are achieved.

Under the Securities Purchase Agreement, the Acquiror is obligated to seek Stockholder Approval (as defined in the Securities Purchase Agreement) to, among other things, approve the issuance of Acquiror Common Stock upon the B-2 Conversion. The Pre-Funded Warrants will not be issuable until the Acquiror receives Stockholder Approval. Pursuant to the Securities Purchase Agreement, the Acquiror has agreed to files a registration statement (a “Registration Statement”) which will have been declared effective within 15 days of receipt of Stockholder Approval (or declared effective within 45 days in the event the Securities and Exchange Agreement (the “Commission”) determines to review the Registration Statement). Notwithstanding anything to contrary, in the event that no Milestone Shares (and/or Pre-Funded Warrants) have been issued pursuant to the Securities Purchase Agreement on or before the date that the Registration Statement is declared effective by the Commission, the Acquiror shall not be obligated to include any such Milestone Shares on such Registration Statement, and shall instead be obligated to include such Milestone Shares on a subsequent resale registration statement required to be filed and declared effective by the Commission within thirty (30) days of a Milestone Event.

Copies of the Form of Common Warrant, Form of Pre-Funded Warrant and Securities Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, and the foregoing description of the Common Warrant, Pre-Funded Warrant and Securities Purchase Agreement is qualified in their entirety by reference thereto.

Placement Agency Agreement

On April 30, 2026, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with E.F. Hutton & Co., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent in connection with the PIPE Financing. The PIPE Financing was conducted on a reasonable best-efforts basis.

Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds of the PIPE Financing, plus a non-accountable expenses fee of 1.00% of the aggregate gross proceeds of the Offering and certain reimbursable expenses.

The foregoing description of the Placement Agency Agreement is subject to, and qualified in its entirety by, the full text of such document, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Second Amendment to Asset Purchase Agreement

On April 30, 2026, the Acquiror entered into a Second Amendment (the “Second Amendment”) to Asset Purchase Agreement (the “Asset Purchase Agreement”) with 1563868 B.C. Ltd., a Canadian limited corporation and the Company’s wholly owned subsidiary (“Purchaser”), 1542770 BC Ltd., a Canadian limited corporation (“Seller”), and ZhiTian (Andy) Zhang, an individual residing in Vancouver, Canada (“Seller Guarantor”), dated as of November 20, 2025, as amended by that First Amendment to Asset Purchase Agreement, dated December 23, 2025 (the “First Amendment” and the Asset Purchase Agreement, as amended, the “APA”).

Pursuant to the terms and conditions of the Second Amendment, on the Effective Date, the Acquiror will (i) issue 270 shares of Series B-1 Convertible Preferred Stock to Seller and (ii) pay $3,646,642 in cash as payment of the First Installment Payment and Second Installment Payment (both as defined in the APA). In addition, pursuant to the Second Amendment, the Seller shall be entitled to receive up to three installments of Pre-Funded Warrants in connection with the Milestone Events, each installment exercisable for 1,281,438 shares of Common Stock (for a total of up to 3,844,314 shares of Common Stock if all three Milestone Events are achieved). In connection with the Amendment, Seller shall return to the Acquiror for cancellation, 320,496 shares of Common Stock issued to the Seller pursuant to the First Amendment.

The closing of the transactions contemplated under the Second Amendment will be consummated on the Closing Date.

The Second Amendment contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Second Amendment.

The foregoing description of the Second Amendment is qualified by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K in the sections titled “Transaction Consideration” and “PIPE Financing” is incorporated into this Item 3.02 by reference. The issuance of the Merger Consideration and the offer, sale and issuance of the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On April 30, 2026, the Acquiror issued a press release announcing the Merger and the PIPE Financing. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference is a form of presentation (the “Investor Presentation”) used by the Acquiror and the Company in presentations related to the PIPE Financing.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Acquiror specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated April 30, 2026, by and among Shuttle Pharmaceuticals Holdings, Inc., Shuttle Merger Sub, Inc and United Dogecoin, Inc.
4.1	Form of Common Warrant (included in Exhibit 10.1)
4.2	Form of Pre-Funded Warrant (included in Exhibit 10.1)
10.1*	Form of Securities Purchase Agreement, dated April 30, 2026, by and between Shuttle Pharmaceuticals Holdings, Inc. and the investors party thereto
10.2	Placement Agency Agreement, dated April 30, 2026, by and between Shuttle Pharmaceuticals Holdings, Inc. and the investors party thereto
10.3	Second Amendment to Asset Purchase Agreement, dated April 30, 2026, by and among Shuttle Pharmaceuticals Holdings Inc., 1563868 B.C. Ltd., 1542770 BC Ltd. and ZhiTian (Andy) Zhang.
99.1	Press Release, dated April 30, 2026
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	The schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: May 1, 2026
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer